WESTFIELD FINANCIAL, INC.

In Millions
Manufacturing Sector
Wholesale Trade
Professional, Technical & Other ...
Transportion & Warehousing
Educational & Health Services
Real Estate & Rental & Leasing
Contruction
Retail Trade
Agriculture, Forestry & Utilities
Other Services

Commercial & Industrial Loan Portfolio

Market Segment Description at 9/30/2009

$0

$10

$20

$30

$40

$50

WESTFIELD FINANCIAL, INC.

Commercial & Industrial Loans at 9/30/2009

Delinquencies 30 – 89: $328,000 (3 Borrowers)

Non accrual: $3.5 Million (3 Borrowers)

2009 includes customers decreasing usage on lines of credit of $5.1 million

In Millions
$160
$120
$80
$40
$0
95
100
100
117
154
145
Dec 04
Dec 05
Dec 06
Dec 07
Dec 08
Sept 09

WESTFIELD FINANCIAL, INC.

Commercial Real Estate Portfolio: $226.2 Million At 9/30/2009

44%
56%
Non-Owner Occupied
Owner Occupied

OWNER OCCUPIED  43.8%

NON-OWNER  OCCUPIED   33.1%

APARTMENT & MULTI FAMILY
12.4%

ACCOMMODATION SERVICES
6.2%

ALL OTHER REAL ESTATE  4.5%

DELINQUENCIES 30 – 89:
$718,000

(2 BORROWERS)

NONACCRUAL: $1.4 MILLION

(2 BORROWERS)

WESTFIELD FINANCIAL, INC.

Total Investment Securities: $628.2 million (not including FHLB Stock) At 9/30/2009

Treasury / Agency
AAA
AA & A
Less than A
Split Ratings
Not Rated
89%
4%
4%
1%
1%
1%

PRIVATE LABEL
MBS

BOOK:  $30.5 MILLION

MARKET:  $27.7
MILLION